IMMEDIATE RELEASE

TOWNSQUARE REPORTS THIRD QUARTER 2015 RESULTS

Greenwich, CT - November 5, 2015 - Townsquare Media, Inc. (NYSE: TSQ) ("Townsquare," the "Company," "we," "us," or "our") announced today financial results for the third quarter ended September 30, 2015.

Townsquare's net revenue for the third quarter increased over the prior year period by 9.7% (excluding the acquisition of North American Midway Entertainment ("NAME")) and 7.1% including NAME and on a constant currency basis, driven by growth across each of its operating segments. "We believe our third quarter performance again demonstrates the strength of our diversified strategy,” commented Steven Price, Chairman and Chief Executive Officer of Townsquare. “Our results were in line with our guidance and our strong cash flow generation also allowed us to strengthen our balance sheet through the voluntary repayment of $20 million of our outstanding term loan debt.”

Third Quarter Highlights
As compared to the third quarter of 2014 on a pro forma basis:
•Net revenue increased 4.2%, and 5.1% excluding political revenue
•On a constant currency basis, net revenue increased 7.1% and 8.0% excluding political revenue
•Excluding NAME, net revenue increased 9.7%, and 11.0% excluding political revenue

•	Pro forma Adjusted EBITDA decreased 4.6%, and 1.7% on a constant currency basis, in line with guidance and in part due to the reduction in political revenue

Year to Date Highlights
As compared to the first nine months of 2014 on a pro forma basis:
•Net revenue increased 5.3%, and 5.9% excluding political revenue
•On a constant currency basis, net revenue increased 6.6% and 7.3% excluding political revenue
•Excluding NAME, net revenue increased 8.0%, and 8.9% excluding political revenue

Mr. Price continued, “This was an exciting quarter for Townsquare as we completed the acquisition of NAME, the largest provider of rides, games and food concessions in North America. NAME fits squarely within our core stated strategy of providing affordable, family-friendly entertainment content. We see many benefits of a combined company, including leveraging our radio and digital assets to drive awareness and attendance to NAME’s fairs. The addition of NAME strengthens our position as an operator of market leading media and entertainment assets, focused on small and mid-sized markets, offering premium content and experiences to its audience and connecting advertisers with consumers, whether it be on-air, online, or on site."

Quarter Ended September 30, 2015 Compared to the Quarter Ended September 30, 2014

Net Revenue
Net revenue for the quarter ended September 30, 2015 increased $34.8 million, or 36.8%, to $129.6 million, as compared to $94.7 million in the same period last year. This was primarily due to a $30.2 million increase in Live Events net revenue, which was partially due to an increase in net revenue from the acquisition of NAME on September 1, 2015 and the acquisition of WE Fest on October 31, 2014. Local Advertising net revenue increased $0.6 million, or 0.7%, to $79.6 million, Live Events net revenue increased $30.2 million, or 376.0%, to $38.3 million and Other Media and Entertainment net revenue increased $4.0 million, or 52.1%, to $11.7 million.

Pro forma net revenue increased $6.7 million, or 4.2%, to $166.0 million, as compared to $159.3 million in the same period last year. As used in this release, the term “pro forma” means pro forma for the acquisitions of WE Fest and NAME on October 31, 2014 and September 1, 2015, respectively, as well as for the divestiture of certain of our towers on September 1, 2015. Local Advertising net revenue increased $0.6 million, or 0.7%, to $79.6 million, Live Events net revenue increased $2.1 million, or 2.8%, to $75.0 million and Other Media and Entertainment net revenue increased $4.1 million, or 55.8%, to $11.5 million. Excluding political revenue and on a constant currency basis, net revenue increased $12.3 million, or 8.0%, to $165.7 million. Local Advertising net revenue increased $1.8 million, or 2.3%, to $79.3 million, and Live Events net revenue increased $6.3 million, or 9.2%, to $75.0 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2015 increased $7.1 million, or 26.5%, to $33.7 million, as compared to $26.7 million in the same period last year. The increase was primarily due to the acquisitions of NAME on September 1, 2015 and WE Fest on October 31, 2014.

Pro forma Adjusted EBITDA for the quarter ended September 30, 2015 decreased $2.2 million, or 4.6%, to $45.6 million, compared to $47.8 million in the same period last year. On a constant currency basis, Adjusted EBITDA decreased $0.8 million, or 1.7%.
The decrease in pro forma Adjusted EBITDA was consistent with our previously issued guidance and was primarily related to a reduction in political revenue, as well as ongoing investments in certain key areas, including investments in new and existing live events, given the opportunities we see ahead.

Nine Months Ended September 30, 2015 Compared to the Nine Months Ended September 30, 2014

Net Revenue
Net revenue for the nine months ended September 30, 2015 increased $48.0 million, or 17.1%, to $328.2 million, as compared to $280.2 million in the same period last year. This was primarily due to a $40.6 million increase in Live Events net revenue, partially due to an increase in net revenue from the acquisition of NAME on September 1, 2015 and the acquisition of WE Fest on October 31, 2014. Local Advertising net revenue increased $0.8 million, or 0.4%, to $223.2 million, Live Events net revenue increased $40.6 million, or 114.2%, to $76.1 million and Other Media and Entertainment net revenue increased $6.6 million, or 29.6%, to $28.9 million.

Pro forma net revenue increased $19.5 million, or 5.3%, to $388.9 million, as compared to $369.4 million in the same period last year. Local Advertising net revenue increased $0.8 million, or 0.4%, to $223.2 million, Live Events net revenue increased $12.0 million, or 9.6%, to $137.8 million and Other Media and Entertainment net revenue increased $6.6 million, or 31.0%, to $28.0 million. Excluding political revenue and on a constant currency basis, net revenue increased $26.5 million, or 7.3%, to $387.9 million. Local Advertising net revenue increased $3.1 million, or 1.4%, to $222.1 million, and Live Events net revenue increased $16.8 million, or 13.8%, to $137.8 million.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2015 increased $5.5 million, or 7.6%, to $76.9 million, as compared to $71.4 million in the same period last year. The increase was primarily due to the acquisitions of NAME on September 1, 2015 and WE Fest on October 31, 2014.

Pro forma Adjusted EBITDA decreased $2.8 million, or 3.3%, to $81.5 million, compared to $84.3 million in the same period last year. On a constant currency basis, Adjusted EBITDA decreased $1.6 million, or 1.9%. The decrease in pro forma Adjusted EBITDA was primarily related to a reduction in political revenue, as well as ongoing investments in certain key areas, including investments in new and existing live events, given the opportunities we see ahead.  In addition, the Company incurred public company expenses which did not exist in the full prior year period.

Liquidity and Capital Resources
As of September 30, 2015, we had a total of $28.1 million of cash on hand and the total amount of revolving credit capacity available to us was $50.0 million under our credit facility. As of September 30, 2015, we had $598.8 million of outstanding indebtedness and $570.7 million of outstanding indebtedness net of cash, representing 5.7x and 5.4x gross and net leverage, respectively, based on the trailing twelve month pro forma Adjusted EBITDA of $105.5 million as of September 30, 2015.

The table below presents a summary, as of September 30, 2015, of our outstanding common stock and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security	Number Outstanding[1]	Description
Class A common stock	9,941,143	One vote per share.
Class B common stock	3,022,484	10 votes per share.[2]
Class C common stock	4,894,480	No votes.[2]
Warrants	9,508,878	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $951.[3]
Total	27,366,985

[1] Each of the shares of common stock listed below, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into 1 share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Segment Reporting
We have two reportable operating segments, which are Local Advertising and Live Events, and report the remainder of our business in an Other Media and Entertainment category. Our Local Advertising segment is composed of broadcast, digital and mobile advertising on our stations, streams, websites and mobile application. Our Live Events segment is composed of a diverse range of live events, which we create, promote and produce, including musical concerts, multi-day music festivals, fairs, consumer expositions and trade shows, athletic events, lifestyle events and other forms of entertainment. The Other Media and Entertainment business principally includes digital marketing services, national digital assets and other revenue.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2015 financial results on Thursday, November 5, 2015 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13622647. A live webcast of the conference call will also be available on the equity investor relations page of the Company's website at www.townsquaremedia.com.

A replay of the conference call will be available through November 12, 2015. To access the replay, please dial 1-877-870-5176 (U.S. & Canada) or 1-858-384-5517 (International) and enter confirmation code 13622647. A web-based archive of the conference call will also be available at the above website for thirty days after the call.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 309 radio stations, over 325 search engine and mobile-optimized local websites in 66 small and mid-sized U.S. markets, making Townsquare the third largest owner of radio stations in the United States by number of radio stations owned, and approximately 650 live events. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted one of the largest audiences among music-focused digital advertising networks as of September 2015 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 16, 2015, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Investor Relations
Claire Yenicay (Messner)
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and per Share Data)
(unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$28,059	$24,462
Accounts receivable, net of allowance of $1,837 and $3,350, respectively	66,310	61,151
Prepaid expenses and other current assets	11,253	7,553
Total current assets	105,622	93,166

Property and equipment, net	129,827	96,247
Intangible assets, net	522,855	505,839
Goodwill	293,202	242,300
Deferred financing costs, net	10,310	9,636
Investments	813	484
Other assets	7,633	413
Total assets	$1,070,262	$948,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,663	$6,747
Current portion of long-term debt	164	1,293
Deferred revenue	13,842	14,299
Accrued expenses and other current liabilities	29,305	21,339
Accrued interest	9,785	9,245
Total current liabilities	63,759	52,923
Long-term debt, less current portion, (inclusive of bond premium of $0 and $7,203, respectively)	598,641	538,383
Net deferred tax liability	34,708	11,644
Other long-term liabilities	11,497	973
Total liabilities	708,605	603,923
Commitments and contingencies
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized and 9,941,143 and 9,457,242 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	100	95
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized and 3,022,484 shares issued and outstanding at both September 30, 2015 and December 31, 2014	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized and 4,894,480 shares issued and outstanding at both September 30, 2015 and December 31, 2014	49	49
Total common stock	179	174
Additional paid-in capital	361,679	351,984
Accumulated deficit	(1,021)	(8,439)
Accumulated currency translation adjustment	(74)	—
Non-controlling interest	894	443
Total liabilities and stockholders’ equity	$1,070,262	$948,085

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenue	$129,568	$94,747	$328,202	$280,175

Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	89,741	61,608	233,367	191,338
Depreciation and amortization	4,784	4,249	12,068	12,967
Corporate expenses	6,106	6,487	17,949	17,411
Stock-based compensation	2,875	37,580	4,278	37,739
Transaction costs	1,125	63	1,297	81
Net (gain) loss on sale of assets	(11,909)	222	(11,895)	86
Operating income (loss)	36,846	(15,462)	71,138	20,553
Other expenses:
Interest expense	8,527	11,708	27,334	35,910
Net loss on debt extinguishment	288	—	30,305	—
Other expense, net	33	35	117	72
Income (loss) before income taxes	27,998	(27,205)	13,382	(15,429)
Provision for income taxes	11,543	6,379	5,530	6,561
Net income (loss)	$16,455	$(33,584)	$7,852	$(21,990)

Net income (loss) attributable to:
Controlling interests	$16,454	$(33,584)	$7,418	$(22,409)
Non-controlling interests	1	—	434	419

Net income per share:
Basic	$0.94		$0.45
Diluted	$0.60		$0.28

Pro forma C Corporation data (unaudited):
Historical loss before income taxes		$(27,205)		$(15,429)
Pro forma income tax benefit		(10,583)		(6,002)
Pro forma net loss		$(16,622)		$(9,427)

Pro forma net loss per share:
Basic		$(1.17)		$(0.94)
Diluted		$(1.17)		$(0.94)

Weighted average shares outstanding:		Pro Forma		Pro Forma
Basic	17,532	14,209	17,427	10,024
Diluted	27,610	14,209	27,841	10,024

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands) (unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$7,852	$(21,990)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	12,068	12,967
Amortization of deferred financing costs	1,326	2,529
Deferred income tax benefit	5,488	6,287
(Recovery of) provision for doubtful accounts	(153)	1,267
Stock-based compensation expense	4,278	37,739
Non-cash interest expense	—	1,797
Amortization of bond premium	(424)	(1,272)
Write-off of deferred financing costs	9,348	—
Write-off of bond premium	(6,779)	—
Net (gain) loss on sale of assets	(11,895)	86
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(4,838)	(7,078)
Prepaid expenses and other assets	(2,222)	2,092
Accounts payable	665	(795)
Accrued expenses	(4,298)	(7,527)
Accrued interest	540	9,085
Other long-term liabilities	3,084	30
Net cash provided by operating activities	14,040	35,217
Cash flows from investing activities:
Payments for acquisitions, net of cash received	(74,149)	(4,222)
Acquisition of intangibles	(332)	(210)
Purchase of property and equipment	(9,935)	(11,087)
Proceeds from insurance settlement	450	—
Proceeds from sale of assets	18,953	402
Net cash used in investing activities	(65,013)	(15,117)
Cash flows from financing activities:
Proceeds from stock option exercises and stock offering	14	98,157
Offering costs	(92)	(10,045)
Repayment of long-term debt	(553,552)	(123,462)
Proceeds from the issuance of long-term debt	620,000	—
Debt financing costs	(11,348)	(368)
Cash distributions to non-controlling interests	(208)	—
Repayments of capitalized obligations	(118)	(112)
Net cash provided by (used in) financing activities	54,696	(35,830)
Net effect of foreign currency rate changes	(126)	—
Net increase (decrease) in cash	3,597	(15,730)
Cash:
Beginning of period	24,462	45,647
End of period	$28,059	$29,917

Supplemental Disclosure of Cash Flow Information:
Cash payments:
Payments to redeem long-term debt prior to contractual maturity	$27,735	$—
Interest	25,863	23,737
Income taxes	573	384
Barter transactions:
Barter revenue – included in net revenue	$11,368	$9,342
Barter expense – included in direct operating expenses	10,066	8,402

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF INCOME BY SEGMENT
(in Thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2015	2014	2015	2014
Statement of Operations Data:
Local Advertising net revenue	$79,577	$78,997	$223,161	$222,319
Live Events net revenue	38,255	8,036	76,127	35,548
Other Media and Entertainment net revenue	11,736	7,714	28,914	22,308
Net revenue	129,568	94,747	328,202	280,175
Operating Costs and Expenses:
Local Advertising direct operating expenses	48,941	47,828	143,065	140,815
Live Events direct operating expenses	31,185	6,751	65,152	28,948
Other Media and Entertainment direct operating expenses	9,615	7,029	25,150	21,575
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	89,741	61,608	233,367	191,338
Depreciation and amortization	4,784	4,249	12,068	12,967
Corporate expenses	6,106	6,487	17,949	17,411
Stock-based compensation	2,875	37,580	4,278	37,739
Transaction costs	1,125	63	1,297	81
Net (gain) loss on sale of assets	(11,909)	222	(11,895)	86
Operating income (loss)	36,846	(15,462)	71,138	20,553
Other expense:
Interest expense	8,527	11,708	27,334	35,910
Net loss on debt extinguishment	288	—	30,305	—
Other expense, net	33	35	117	72
Total other expense	8,848	11,743	57,756	35,982
Income (loss) before income taxes	27,998	(27,205)	13,382	(15,429)
Provision for income taxes	11,543	6,379	5,530	6,561
Net income (loss)	$16,455	$(33,584)	$7,852	$(21,990)

The following table summarizes pro forma net revenue and direct operating expenses broken out by segment for the three and nine months ended September 30, 2015 and 2014, respectively (dollars in thousands):

	Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Statement of Operations Data:
Local Advertising net revenue	$79,577	$78,997	$223,161	$222,319
Live Events net revenue	74,977	72,927	137,788	125,743
Other Media and Entertainment net revenue	11,494	7,377	27,953	21,339
Net revenue	166,048	159,301	388,902	369,401
Operating Costs and Expenses:
Local Advertising direct operating expenses	48,941	47,828	143,065	140,815
Live Events direct operating expenses	55,800	50,225	121,493	105,554
Other Media and Entertainment direct operating expenses	9,566	6,947	24,925	21,347
Direct operating expenses, excluding depreciation, amortization and stock-based compensation	114,307	105,000	289,483	267,716
Direct Profit	$51,741	$54,301	$99,419	$101,685

The following tables reconcile both on a GAAP and pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA for the three and nine months ended September 30, 2015 and 2014, respectively (dollars in thousands):

	Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$16,455	$(33,584)	$7,852	$(21,990)
Provision for income taxes	11,543	6,379	5,530	6,561
Net loss on debt extinguishment	288	—	30,305	—
Interest expense	8,527	11,708	27,334	35,910
Transaction costs	1,125	63	1,297	81
Depreciation and amortization	4,784	4,249	12,068	12,967
Corporate expenses	6,106	6,487	17,949	17,411
Stock-based compensation	2,875	37,580	4,278	37,739
Other(a)	(11,876)	257	(11,778)	158
Direct Profit	39,827	33,139	94,835	88,837
Corporate expenses	(6,106)	(6,487)	(17,949)	(17,411)
Adjusted EBITDA	$33,721	$26,652	$76,886	$71,426
(a) Other includes net (gain) loss on sale of assets and other expense, net.

	Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net income (loss)	$23,210	$(2,890)	$8,579	$1,423
Provision for (benefit from) income taxes	15,272	(1,840)	5,868	906
Net loss on debt extinguishment	288	—	30,305	—
Interest expense, net	8,774	8,805	26,229	26,321
Transaction costs	1,125	63	1,297	81
Depreciation and amortization	6,017	5,839	16,577	17,619
Corporate expenses	6,106	6,487	17,949	17,411
Stock-based compensation	2,875	37,580	4,278	37,739
Other(a)	(11,926)	258	(11,663)	186
Direct Profit	51,741	54,302	99,419	101,686
Corporate expenses	(6,106)	(6,487)	(17,949)	(17,411)
Adjusted EBITDA	$45,635	$47,815	$81,470	$84,275
(a) Other includes net (gain) loss on sale of assets and other expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Direct Profit and Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2015 (dollars in thousands):

	Quarter Ended				Twelve Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2015
Net income (loss)	$23,210	$(12,555)	$(2,042)	$4,165	$12,778
Provision for (benefit from) income taxes	15,272	(8,777)	(659)	5,477	11,313
Interest expense	8,774	8,742	8,713	8,797	35,026
Net loss on debt extinguishment	288	30,017	—	—	30,305
Transaction costs	1,125	125	47	136	1,433
Depreciation and amortization	6,017	5,271	5,288	5,500	22,076
Corporate expenses	6,106	6,602	5,240	7,585	25,533
Stock-based compensation	2,875	1,403	—	—	4,278
Other (a)	(11,926)	23	239	(90)	(11,754)
Direct Profit	51,741	30,851	16,826	31,570	130,988
Corporate expenses	(6,106)	(6,602)	(5,240)	(7,585)	(25,533)
Adjusted EBITDA	$45,635	$24,249	$11,586	$23,985	$105,455
(a) Other includes net (gain) loss on sale of assets and other expense, net.

Non-GAAP Financial Measures and Definitions
We believe that our financial statements and the other financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit and Adjusted EBITDA (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other expense (net), interest expense, net loss on debt extinguishment, transaction costs, corporate expenses, net (gain) loss on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Direct Profit and Adjusted EBITDA do not represent, and should not be considered as alternatives to, net (loss) income or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit and Adjusted EBITDA to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit and Adjusted EBITDA when determining discretionary bonuses.